Exhibit 99.1

CONTACTS:	NEWS RELEASE

Media Relations:	Investor Relations:
Brett Kerr	Bryan Kimzey
713-830-8809	713-830-8775
brett.kerr@calpine.com	bryan.kimzey@calpine.com

Calpine Corporation Announces Closing of Senior Unsecured Notes Offering

(HOUSTON, Texas) – July 22, 2014 - Calpine Corporation (NYSE: CPN) announced today that it has received aggregate net proceeds of approximately $2,761 million, after deducting underwriting discounts and estimated expenses, upon the closing of its registered public offering of $1,250,000,000 in aggregate principal amount of its 5.375% Senior Unsecured Notes due 2023 and $1,550,000,000 in aggregate principal amount of its 5.750% Senior Unsecured Notes due 2025.

Calpine Corporation intends to use the net proceeds from this offering, together with cash on hand (if necessary), to (i) repurchase all of the Company’s 8% Senior Secured Notes due 2019, (ii) purchase pursuant to a tender offer and consent solicitation, and/or redeem, the outstanding principal amount of the Company’s 7.875% Senior Secured Notes due 2020 and 7.50% Senior Secured Notes due 2021 and (iii) pay premiums, fees and expenses relating to the purchase and redemption of existing secured notes described above.

This announcement does not constitute an offer to sell, or a solicitation of an offer to buy, any security and nor shall there be any offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Calpine
Calpine Corporation owns and operates primarily natural gas-fired and geothermal power plants in North America and has a significant presence in major competitive wholesale power markets in California, Texas and the Mid-Atlantic region of the U.S. Calpine Corporation sells wholesale power, steam, capacity, renewable energy credits and ancillary services to its customers, which include utilities, independent electric system operators, industrial and agricultural companies, retail power providers, municipalities, power marketers and others.

Forward-Looking Information
In addition to historical information, this release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions identify forward-looking statements. Such statements include, among others, those concerning expected financial performance and

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Calpine Corporation Announces Closing of Senior Unsecured Notes Offering

July 22, 2014

strategic and operational plans, as well as assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this release or in Calpine’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2013. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or Calpine’s website at www.calpine.com. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this release. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and, other than as required by law, Calpine undertakes no obligation to update any such statements, whether as a result of new information, future events, or otherwise.